Exhibit 1.1

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

Mortgage-Backed Notes, Series [                        ]

UNDERWRITING AGREEMENT

[ DATE ]

[                ]

[Address]

acting on behalf of itself and as

Representative of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

People’s Choice Home Loan Securities Corp., a Delaware corporation (the “Company”), proposes to sell to you (the “Representative”) and the several underwriters listed on Schedule I hereto (collectively, the “Underwriters”) all of the Company’s Mortgage-Backed Notes, Series [                    ], [Class 1A1, Class 1A2, Class 1A3 and Class 2A1 (collectively, the “Class A Notes”), Class Ml, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11] (collectively, the “Class M Notes” and together with the Class A Notes, the “Notes”), having the aggregate principal amounts and Note Rates set forth above, in the respective denominations set forth in Schedule II attached hereto. The Notes will evidence the entire beneficial interest in the Trust Estate (as defined in the Indenture referred to below) consisting primarily of a pool (the “Pool”) of conventional, fixed-rate and adjustable-rate sub-prime one- to four-family residential mortgage loans (the “Mortgage Loans”) as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company. The Mortgage Loans will be purchased by the Company from People’s Choice Funding, Inc. (the “Seller”) pursuant to a mortgage loan purchase agreement to be dated as of [                        ] (the “Mortgage Loan Purchase Agreement”), between the Seller and the Company.

The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of [                        ] (the “Cut-Off Date”), between People’s Financial Realty Mortgage Securities Trust, Series [                    ], a Delaware statutory trust (the “Issuing Entity”), and [                    ], as indenture trustee (in such capacity, the “Indenture Trustee”), and will be conveyed to the Issuing Entity pursuant to a sale and servicing agreement, to be dated [                        ], among the Company, the Issuing Entity, the Indenture Trustee, [                        ], as master servicer (in such capacity, the “Master Servicer”) and securities administrator, [                    ], as servicer (the “Servicer”), People’s Choice Home Loan, Inc., as subservicer, and the Seller. Upon issuance, the Notes will evidence undivided interests in the Trust Estate established pursuant to a trust agreement (as amended, the “Trust Agreement”), dated [                        ], between the Company and [                    ] (in such capacity, the “Owner Trustee”), as described in the Prospectus (as defined below). Servicing of the mortgage loans included in the Trust Estate will be conducted pursuant to a servicing agreement, dated [                        ] (the “Servicing Agreement”), among the Master Servicer, the Servicer, the Subservicer, the Issuing Entity and the Indenture Trustee. This Underwriting Agreement shall hereinafter be referred to as the “Agreement.” The Notes are described more fully in the Base Prospectus and the Prospectus Supplement (each as hereinafter defined), which the Company has furnished to the Underwriters.

[Representative]

1. Representations, Warranties and Covenants.

1.1 As of the date hereof (or as of such other date as may be specified in the relevant representation and warranty), the Company represents and warrants to, and agrees with, each of the Underwriters as follows:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-[                    ]) on Form S-3 for the registration under the Securities Act of 1933, as amended (the “Act”), of Mortgage Pass-Through Certificates and Mortgage-Backed Notes (issuable in series), including the Notes, which registration statement has become effective and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters. All conditions for the use of Form S-3 under the Act have been satisfied. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the “Registration Statement”; the prospectus first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Act is hereinafter called the “Base Prospectus”; and such supplement to the Base Prospectus, in the form required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus Supplement” and, collectively with the Base Prospectus, the “Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) At or prior to the time when sales to investors of the Notes were first made (the “Time of Sale”), the Company had prepared the information (collectively, the “Time of Sale Information”) listed in Schedule [II] hereto. If, subsequent to the date of this Agreement, the Company or any Underwriter has determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Notes, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions (“Corrective Information”) and “Time of Sale” will refer to the time and date on which such new purchase contracts were entered into.

[Representative]

(c) As of the date hereof, when the Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as defined in Article 3), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Seller makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company through the Representative specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus.

(d) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to the information contained in or omitted from the Time of Sale Information or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company through the Representative specifically for use in connection with the preparation of the Time of Sale Information.

(e) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite organizational power to own its properties and to conduct its business as presently conducted by it; and the Company is duly qualified to do business as a foreign corporation in good standing and has all necessary certificates, licenses and permits in all jurisdictions in which its ownership of property or the conduct of its business as presently conducted by it requires such qualification.

(f) As of the Closing Date, the Notes will conform in all material respects to the description thereof contained in the Prospectus and the Time of Sale Information, and the representations and warranties of the Company in the Indenture will be true and correct in all material respects.

(g) The Notes, when validly authenticated, issued and delivered in accordance with the Indenture, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture, and immediately prior to the delivery of the Notes to each Underwriter, the Company will own the Notes, and upon such delivery, such Underwriter will acquire title thereto, free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by such Underwriter.

[Representative]

(h) This Agreement has been duly authorized, executed and delivered by the Company and, as of the Closing Date, the Indenture and each of the other agreements to which the Company is a party and that have been entered into in connection with the issuance or delivery of the Notes or any of the transactions contemplated herein (together with the Mortgage Loan Purchase Agreement, the Servicing Agreement, the Indenture, the Trust Agreement and this Agreement, the “Transaction Documents”) will have been duly authorized, executed and delivered by the Company and will conform in all material respects to the description thereof contained in the Prospectus and the Time of Sale Information, and assuming the valid execution thereof by the other parties thereto, each Transaction Document will constitute a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equity principles.

(i) As of the Closing Date, the Mortgage Loan Purchase Agreement will have been duly authorized, executed and delivered by the Company and the Seller and will conform in all material respects to the description thereof contained in the Prospectus and the Time of Sale Information and will constitute a valid and binding agreement of the Company and the Seller, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equity principles.

(j) Neither the issuance or delivery of the Notes, nor the consummation of any other of the transactions contemplated herein or in the Transaction Documents, nor compliance with the provisions of the Transaction Documents will conflict with or result in the breach of any material term or provision of the certificate of incorporation or bylaws of the Company, and the Company is not in breach or violation of or in default (nor has an event occurred that with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation or instrument to which the Company is a party or by which it or its properties are bound, or (ii) any law, decree, order, rule or regulation applicable to the Company of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or its properties, the default in or the breach or violation of which would have a material adverse effect on the Company, the Issuing Entity or the Notes or on the ability of the Company to perform its obligations under the Transaction Documents; and neither the delivery of the Notes nor the execution and delivery of the Transaction Documents or the consummation of any other of the transactions contemplated herein or in the Transaction Documents, nor the compliance with the provisions of the Transaction Documents, will result in such a breach, violation or default that would have such a material adverse effect.

(k) No filing or registration with, notice to, or consent, approval, authorization or order or other action of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Transaction Documents (other than as required under state securities laws or Blue Sky laws, as to which no representations and warranties are made by the Company), except such as have been, or will

[Representative]

have been prior to the Closing Date, obtained under the Act, and any recordations of the assignment of the Mortgage Loans to the Indenture Trustee or, if applicable, to Mortgage Electronic Registration Systems, Inc. (“MERS”) on behalf of the Indenture Trustee, pursuant to the Servicing Agreement or the Indenture that have not yet been completed.

(l) There is no action, suit or proceeding before or by any court, administrative or governmental agency, or other tribunal, domestic or foreign, now pending to which the Company is a party, or, to the best of the Company’s knowledge, threatened against the Company, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of the Company or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents.

(m) At the time of execution and delivery of the Indenture, (i) the Issuing Entity will own the Mortgage Loans being pledged by it to the Indenture Trustee pursuant to the Indenture free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”), except to the extent permitted in the Indenture, and will not have assigned to any person, other than the Indenture Trustee, any of its right, title or interest in its Mortgage Loans, (ii) the Issuing Entity will have the power and authority to pledge the Trust Estate to the Indenture Trustee and to transfer the Notes to the Underwriters and will have duly authorized such action, (iii) upon execution and delivery by the Issuing Entity to the Indenture Trustee of the Indenture and delivery of the Notes to the Issuing Entity, the Indenture Trustee will have a valid, perfected, first-priority security interest in the Trust Estate, free of Liens, other than Liens permitted by the Indenture, and (iv) upon payment and delivery of the Notes to the Underwriters, the Underwriters will acquire ownership of the Notes, free of Liens, other than Liens created or granted by the Underwriters.

(n) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents and the Notes have been or will be paid by the Company on or prior to the Closing Date, except for fees for recording assignments of Mortgage Loans to the Indenture Trustee or, if applicable, to MERS on behalf of the Indenture Trustee, pursuant to the Servicing Agreement or the Indenture that have not yet been completed, which fees will be paid by the Company in accordance with the Indenture.

(o) The Company is not in violation of its Certificate of Incorporation or By-laws or any agreement the violation of which would have a material adverse effect on the Company.

(p) The Company is not an “investment company” or entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(q) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, as supplemented or amended as of the Closing Date.

[Representative]

(r) Other than the Prospectus, the Company (including its agents and representatives other than the Underwriters) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) information included in the Time of Sale Information, (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iii) other written communication approved in writing in advance by the Representative.

(s) Any Issuer Free Writing Prospectus (as defined in Section 4.7(i)) included in the Time of Sale Information complied in all material respects with the Act and has been, or will be filed in accordance with Rule 433 under the Act (to the extent required thereby).

(t) The Company is not, and on the date on which the first bona fide offer of the Notes is made will not be, an “ineligible issuer,” as defined in Rule 405 under the Act.

1.2 The Seller represents and warrants to each of the Underwriters and agrees with each of the Underwriters, as of the date hereof (or as of such other date as may be specified in the representation and warranty), as follows:

(a) As of the Closing Date the representations and warranties of the Seller herein will be true and correct in all material respects.

(b) The Seller has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite power to own its properties and to conduct its business as presently conducted by it; and the Seller is duly qualified to do business and in good standing in all other jurisdictions in which its ownership of property or the conducting of its business as presently conducted by it requires such qualification.

(c) This Agreement has been duly authorized, executed and delivered by the Seller.

(d) As of the Closing Date, the Mortgage Loan Purchase Agreement will have been duly authorized, executed and delivered by the Seller and will constitute a valid and binding agreement of the Seller, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equity principles.

1.3 Each Underwriter represents and warrants to and agrees with the Company and the Seller that, as of the date hereof and as of the Closing Date:

(a) Such Underwriter has complied in all material respects with all of its obligations hereunder.

[Representative]

(b) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of Notes to the public in that Relevant Member State at any time:

(A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(C) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this representation, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(c) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

(d) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the Notes at the respective prices set forth in Schedule II attached hereto.

[Representative]

3. Delivery and Payment. Delivery of and payment for the Notes shall be made at the office of Hunton & Williams LLP at 10:00 a.m., Eastern Time, on [                    ], or such later date as you, in your capacity as Representative, shall designate, which date and time may be postponed by agreement between you, in your capacity as Representative, and the Company (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to each of the Underwriters through the Depository Trust Company against payment by each of the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer in immediately available funds.

4. Offering by Underwriters; Offering Communications; Free Writing Prospectuses.

4.1 It is understood by the parties hereto that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus, and the Underwriters agree that all such offers and sales shall be made in compliance with all applicable laws and regulations.

4.2 Each Underwriter further agrees that, on or prior to the Closing Date, it shall provide the Company with a certificate, substantially in the form of Exhibit D attached hereto, setting forth (a) in the case of each class of Notes, (i) if less than 10% of the aggregate principal balance of such class of Notes has been sold to the public as of such date, the fair market value (but not less than zero) of such class of Notes as of the Closing Date, or (ii) if 10% or more of such class of Notes has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance of such class of Notes, then the weighted average price at which the Notes of such class were sold expressed as a percentage of the principal balance of such class of Notes sold, or (b) the first single price at which at least 10% of the aggregate principal balance of such class of Notes was sold to the public, (c) the prepayment assumption used in pricing each class of Notes, and (d) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Notes to the extent such information can in the good faith judgment of such Underwriter be determined by it.

[Representative]

4.3 Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriters shall not convey or deliver any written communication to any person in connection with the initial offering of the Notes, unless such written communication (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a “free writing prospectus,” as defined in Rule 405 under the Act (a “Free Writing Prospectus”). Without limitation thereby, without the prior written consent of the Company (which consent may be withheld for any reason), the Underwriters shall not convey or deliver in connection with the initial offering of the Notes any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Act and the Exchange Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the Act.

4.4 (i) Each Underwriter shall deliver to the Company, no later than two business days prior to the date of first use thereof, (A) any Free Writing Prospectus prepared by or on behalf of such Underwriter that contains any “issuer information,” as defined in Rule 433(h) under the Act and footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591 (“Issuer Information”), and (B) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Notes.

(ii) Notwithstanding the provisions of Section 4.4(i), any Free Writing Prospectus described therein that contains only ABS Informational and Computational Material may be delivered by an Underwriter to the Company not later than the later of (a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (b) the date of first use of such Free Writing Prospectus.

[Representative]

4.5 Each Underwriter represents and warrants to the Company severally and not jointly that the Free Writing Prospectuses to be furnished to the Company by such Underwriter pursuant to Section 4.4(i) or (ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Notes.

4.6 Each Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 4.4, when read in conjunction with the Time of Sale Information, did not, as of the Time of Sale, include any untrue statement of a material fact or omit any material fact required to be stated therein necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information supplied by the Company to such Underwriter which information was not corrected by Corrective Information subsequently supplied by the Company to such Underwriter within a reasonable period of time prior to the Time of Sale.

4.7 The Company agrees to file with the Commission the following:

(i) Any Free Writing Prospectus that constitutes an “issuer free writing prospectus,” as defined in Rule 433(h) under the Act (an “Issuer Free Writing Prospectus”);

(ii) Any Free Writing Prospectus or portion thereof delivered by an Underwriter to the Company pursuant to Section 4.4 hereof; and

(iii) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

4.8 Any Free Writing Prospectus required to be filed pursuant to Section 4.7 by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

(i) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Notes may be filed by the Company within two days of the later of the date such final terms have been established for all classes of Notes and the date of first use;

(ii) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material may be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Notes pursuant to Rule 424(b) under the Act or two business days after the first use of such Free Writing Prospectus;

[Representative]

(iii) any Free Writing Prospectus required to be filed pursuant to Section 4.7(iii) may, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

(iv) the Company shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an offering participant other than the Issuing Entity, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Notes, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Notes or the offering of the Notes which does not reflect the final terms thereof.

4.9 Each Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

4.10 Notwithstanding the provisions of Section 4.9, each Underwriter shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

4.11 Notwithstanding the provisions of Sections 4.7 and 4.9, neither the Company nor any Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

4.12 The Company and each Underwriter each agree that any Free Writing Prospectuses prepared by such Underwriter shall contain the following legend:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-XXX-XXX-XXXX.

[Representative]

The Company and each Underwriter each agree that any Free Writing Prospectus prepared by such Underwriter and that is not an Issuer Free Writing Prospectus or that does not contain Issuer Information shall also contain the following legend:

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

4.13 In the event that the Company becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (a “Defective Issuer Free Writing Prospectus”), the Company shall notify each Underwriter within one business day after discovery and the Company shall, if requested by such Underwriter, prepare and deliver to such Underwriter a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”).

4.14 In the event that an Underwriter become aware that, as of the Time of Sale, any Free Writing Prospectus prepared by or on behalf of such Underwriter delivered to an investor in any Notes contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading, when considered in conjunction with the Time of Sale Information (together with a Defective Issuer Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Company thereof within one business day after discovery.

4.15 Each Underwriter shall, if requested by the Company:

(i) if the Defective Free Writing Prospectus was a Free Writing Prospectus prepared by or on behalf of such Underwriter, prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(ii) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor;

(iii) notify such investor in a prominent fashion that the prior contract of sale with the investor has been terminated, and of the investor’s rights as a result of termination of such agreement;

[Representative]

(iv) provide such investor with an opportunity to affirmatively agree to purchase the Notes on the terms described in the Corrected Free Writing Prospectus; and

(v) comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

4.16 The Company and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Article 4 for a period of three years following the initial bona fide offering of the Notes.

4.17 Each Underwriter covenants with the Company that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Notes to a prospective purchaser of Notes unless such information is preceded or accompanied by the Prospectus.

5. Agreements. The Company agrees that:

5.1 The Company will promptly advise each Underwriter (a) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Notes or the trust), (b) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request for additional information does not relate to the Notes or the trust), (c) of any written notification received by the Company of the suspension of qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Company, the threatening of any proceeding for that purpose. The Company will not file an amendment to the Registration Statement or supplement to the Prospectus (if such amendment or supplement relates to the Notes) without your consent, which consent, if given, would be given by you in your capacity as Representative. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

5.2 The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

5.3 If, during the period commencing on the first date of the public offering of the Notes in which a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify each Underwriter of such event and will promptly prepare and file

[Representative]

with the Commission, at its own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the consent to, nor the delivery of, by any Underwriter, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Article 6 hereof.

5.4 The Company will furnish to each Underwriter, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as any Underwriter may reasonably request.

5.5 The Company agrees, so long as the Notes shall be outstanding, or until such time as an Underwriter shall cease to maintain a secondary market in the Notes, whichever first occurs, to deliver to each Underwriter the Servicer compliance statement delivered to the Master Servicer pursuant to Section 11.04 of the Servicing Agreement and the assessment of compliance and related attestation report of a firm of independent public accountants furnished to the Master Servicer pursuant to Section 11.05 of the Servicing Agreement, as soon as such statements are furnished to the Company.

5.6 The Company will endeavor to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

5.7 Notwithstanding Article 8 of this Agreement, if the transactions contemplated by this Agreement are consummated, the Company or the Seller will pay or cause to be paid or reimburse each Underwriter for all expenses incident to the performance of the obligations of the Company and the Seller under this Agreement, for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters have reasonably requested pursuant to Section 5.6 above and the production of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for expenses incurred in printing and distributing the Prospectus (including any amendments and supplements thereto), for fees and expenses of preparing, printing and reproducing the Registration Statement, the Prospectus (and any amendment or supplement thereto), the other Transaction Documents and the Notes, for fees and expenses of the Indenture Trustee, the Owner Trustee, the Master Servicer and the Securities Administrator and their counsel, for the fees and expenses of counsel to the Underwriters, for all costs and expenses reasonably incurred by the Underwriters in conducting their “due diligence” investigation of the Company and its affiliates, for the fees and expenses of the accountants to the Company and for fees and expenses of filing the Prospectus Supplement and any Issuer Free Writing Prospectuses. Except as herein provided, the Underwriters shall be responsible for paying all costs and expenses incurred by them in connection with the purchase and sale of the Notes.

[Representative]

5.8 If, during the period after the Closing Date in which a prospectus relating to the Notes is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Notes is in effect, the Company will advise the Underwriters of the issuance of such stop order.

5.9 The Company shall file with the Commission, within fifteen days (or, if the fifteenth day is not a business day, the next succeeding business day) of the issuance of the Notes, a Current Report on Form 8-K (for purposes of filing the Servicing Agreement, the Trust Agreement, the Indenture and any other required documents).

5.10 The Seller agrees to perform or cause the Company to perform each of its agreements in this Agreement.

5.11 The Company acknowledges and agrees that (a) the terms of this Underwriting Agreement and the transaction proposed herein (the “Offering”) (including the price of the Notes) were negotiated at arm’s length between sophisticated parties represented by counsel; (b) no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created as a result of any of the transactions contemplated by this Underwriting Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters, (c) the Underwriters’ obligations to the Company in respect of the Offering are set forth in this Underwriting Agreement in their entirety; and (d) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Underwriting Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.

6. Conditions to the Obligations of the Underwriters. Each Underwriter’s obligation to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company and the Seller herein, to the accuracy of the statements of officers of the Company and the Seller made pursuant to the provisions hereof, to the performance by the Company and the Seller of their obligations hereunder and to the following additional conditions precedent:

6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

6.2 Since December 31, 2005, there shall have been no material adverse change in the condition of the Company or the Seller that, in the judgment of the Underwriters, impairs the investment quality of the Notes so as to make it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

[Representative]

6.3 (a) the representations and warranties of the Company in this Agreement and all other Transaction Documents shall be true and correct;

(b) the Company shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under each other Transaction Document at or prior to the Closing Date;

(c) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or are contemplated by the Commission; and

(d) no event shall have occurred that, with notice or passage of time, would constitute a default under any of the Transaction Documents to which the Company is a party.

The Company shall have delivered to the Underwriters a certificate dated the Closing Date of the President, a Senior Vice President, a Vice President or the Chief Financial Officer of the Company to the effect that each condition set forth in clauses (a), (b), (c) and (d) above has, to the best of his or her knowledge after reasonable investigation, been satisfied.

6.4 (a) the representations and warranties of the Seller contained in this Agreement and Section 3.1(a) of the Mortgage Loan Purchase Agreement are true and correct.

(b) the Seller shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under each other Transaction Document at or prior to the Closing Date; and

(c) no event shall have occurred that, with notice or passage of time, would constitute a default under any of the Transaction Documents to which the Seller is a party.

The Seller shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice President or the Chief Financial Officer of the Company to the effect that each condition set forth in clauses (a), (b) and (c) above has, to the best of his or her knowledge after reasonable investigation, been satisfied.

6.5 The Underwriters shall have received the opinions of Hunton & Williams LLP, counsel for the Company and the Subservicer, dated the Closing Date and substantially to the effect set forth in Exhibit A-1 and Exhibit A-2, a letter of Hunton & Williams LLP, counsel for the Company, dated the Closing Date and substantially to the effect set forth in Exhibit A-3, and an opinion of in-house counsel to the Seller, dated the Closing Date and substantially to the effect set forth in Exhibit A-4.

6.6 The Underwriters shall have received the opinion of [                    ], counsel for the Master Servicer and Securities Administrator, dated the Closing Date and substantially to the effect set forth in Exhibit B-l. The Underwriters shall also have received (a) a certificate (upon which Hunton & Williams LLP shall be entitled to rely in rendering its opinions and letters under the Transaction Documents) dated the Closing Date of

[Representative]

an officer of the Master Servicer in which such officer shall state that, to the best of such officer’s knowledge after reasonable investigation: (i) the Master Servicer is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement, other than as previously disclosed in writing to the Company, (ii) the information in the Prospectus Supplement related to the Master Servicer (the “Master Servicer Disclosure”) includes the information required by Item 1108 and any other relevant Items of Regulation AB under the Act and the Exchange Act; and (iii) the Master Servicer Disclosure is true and correct in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Master Servicer Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading and (b) a certificate (upon which Hunton & Williams LLP shall be entitled to rely in rendering its opinions and letters under the Transaction Documents) dated the Closing Date of an officer of the Securities Administrator in which such officer shall state that, to the best of such officer’s knowledge after reasonable investigation: (i) the Securities Administrator is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement, other than as previously disclosed in writing to the Company, (ii) the information in the Prospectus Supplement related to the Securities Administrator (the “Securities Administrator Disclosure”) includes the information required by Item 1109 and any other relevant Items of Regulation AB under the Act and the Exchange Act; and (iii) the Securities Administrator Disclosure is true and correct in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Securities Administrator Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading.

6.7 The Underwriters shall have received the opinion of [                    ] in-house counsel for the Servicer, dated the Closing Date and substantially to the effect set forth in Exhibit B-2. The Underwriters shall also have received (a) a certificate (upon which Hunton & Williams LLP shall be entitled to rely in rendering its opinions and letters under the Transaction Documents) dated the Closing Date of an officer of the Servicer in which such officer shall state that, to the best of such officer’s knowledge after reasonable investigation: (i) the Servicer is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement, other than as previously disclosed in writing to the Company, (ii) the information in the Prospectus Supplement related to the Servicer (the “Servicer Disclosure”) includes the information required by Item 1108 and any other relevant Items of Regulation AB under the Act and the Exchange Act; and (iii) the Servicer Disclosure is true and correct in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Servicer Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading.

6.8 The Underwriters shall have received the opinion of [                    ], counsel for the Underwriters, dated the Closing Date in form and substance satisfactory to the Underwriters.

6.9 The Underwriters shall have received from Deloitte & Touche LLP, certified public accountants, a letter, dated the date hereof and satisfactory in form and substance

[Representative]

to such Underwriter and such Underwriter’s counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by such Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature, set forth in the Prospectus Supplement under the captions “The Mortgage Pool,” “Description of the Notes,” “Yield Considerations” and “Maturity and Prepayment Considerations,” agrees with the records of the Company and the Seller or any information provided to Deloitte & Touche LLP by or on behalf of the Company, excluding any questions of legal interpretation.

6.10 The Class A Notes shall have been rated “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”), “AAA” by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. (“S&P”) and “AAA” by Fitch Ratings (“Fitch”). The Class M1 Notes shall have been rated at least “Aa1” by Moody’s, “AA+” by S&P and “AA+” by Fitch . The Class M2 Notes shall have been rated at least “Aa2” by Moody’s, “AA” by Moody’s and AA by Fitch. The Class M3 Notes shall have been rated at least “Aa3” by Moody’s, “AA-” by S&P and “AA-” by Fitch. The Class M4 Notes shall have been rated at least “A1” by Moody’s, “A+” by S&P and “A+” by Fitch . The Class M5 Notes shall have been rated at least “A2” by Moody’s, “A” by S&P and “A” by Fitch. The Class M6 Notes shall have been rated at least “A-” by Moody’s, “A3” by S&P and “A-” by Fitch. The Class M7 Notes shall have been rated at least “Baal” by Moody’s, “BBB+” by S&P and “BBB+” by Fitch. The Class M8 Notes shall have been rated at least “Baa2” by Moody’s, “BBB” by S&P and “BBB” by Fitch. The Class M9 Notes shall have been rated at least “Baa3” by Moody’s, “BBB” by S&P and “BBB” by Fitch. The Class M10 Notes shall have been rated at least “Ba1” by Moody’s, “BBB-” by S&P and “BBB-” by Fitch. The Class M11 Notes shall have been rated at least “BBB-” by S&P and “BBB-” by Fitch.

6.11 The Underwriters shall have received the opinion of [                     counsel to the Indenture Trustee, dated the Closing Date, substantially to the effect set forth in Exhibit C. The Underwriters shall also have received a certificate (upon which Hunton & Williams LLP shall be entitled to rely in rendering its opinions and letters under the Transaction Documents) dated the Closing Date of an officer of the Indenture Trustee in which such officer shall state that, to the best of such officer’s knowledge after reasonable investigation: (i) the Indenture is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement, (ii) the information in the Prospectus Supplement related to the Indenture Trustee (the “Indenture Trustee Disclosure”) includes the information required by Item 1109 and any other relevant Items of Regulation AB under the Act and the Exchange Act; and (iii) the Indenture Trustee Disclosure is true and correct in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Indenture Trustee Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading

6.12 The Underwriters shall have received from Hunton & Williams LLP, counsel to the Company, reliance letters with respect to any opinions delivered to S&P, Fitch and Moody’s.

6.13 The Company shall have furnished to each Underwriter such further information, certificates and documents as such Underwriter may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be in all material respects satisfactory in form and substance, in their reasonable judgment, to each Underwriter and its counsel.

[Representative]

The Company will furnish the Underwriters with conformed copies of the above opinions, certificates, letters and documents as are reasonably requested.

7. Indemnification and Contribution.

7.1 The Company and the Seller, jointly and severally, agree to indemnify and hold harmless each Underwriter, each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) that arise out of or are based upon any (a) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Base Prospectus or the Prospectus or the Time of Sale Information, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (as defined in Section 4.7(i) or any Issuer Information (as defined in Section 4.4(i)) contained in any Free Writing Prospectus prepared by or on behalf of any Underwriter or in any Free Writing Prospectus which is required to be filed pursuant to Section 4.7 or Section 4.9, or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Company to such Underwriter within a reasonable period of time prior to the Time of Sale, and (iii) any breach of the representation and warranty in Section 1.1(t), and will reimburse each Underwriter and any officer, director or controlling person for any legal or other expenses reasonably incurred by such Underwriter or such officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with any information with respect to which each Underwriter has agreed to indemnify the Company pursuant to Section 7.2 hereof.

7.2 Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity set forth in Section 7.1 above from the Company and the Seller to the Underwriters, but only with reference to (i) any untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the information furnished in writing to the Company by such Underwriter specifically for use in connection with the preparation of the Registration Statement, the Prospectus, the Time of Sale Information or any revision or amendment thereof or

[Representative]

supplement thereto and (ii) any untrue statements or alleged untrue statements of a material fact in any Free Writing Prospectus prepared by or on behalf of such Underwriter, or omissions or alleged omissions to state a material fact necessary to make the statements therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided, that such Underwriter shall not be obligated to so indemnify and hold harmless to the extent such loss, liability, claim, damage or expense is caused by a misstatement or omission resulting from an error or omission in any Issuer Information which was not corrected by Corrective Information subsequently supplied by the Company to such Underwriter within a reasonable period of time prior to the Time of Sale.

7.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or 7.2 hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been materially prejudiced thereby, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others that the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (c) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any case described in subclauses (a), (b) or (c) of the immediately preceding sentence, the fees and disbursements of counsel for the indemnified party shall be paid by the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings involving the same general allegations in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (plus one local counsel, as necessary) for all such indemnified parties. Such firm shall be designated in writing by the relevant Underwriter, in the case of parties indemnified pursuant to Section 7.1 hereof and by the Company or the Seller, in the case of parties indemnified pursuant to Section 7.2 hereof. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith; provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any

[Representative]

loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated herein, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (y) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (z) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

7.4 If the indemnification provided for in this Article 7 is unavailable to an indemnified party under Section 7.1 or 7.2 hereof or is insufficient in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities, in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and the related Underwriter on the other from the offering of the Notes or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the related Underwriter on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and by the related Underwriter on the other shall be in the same proportions that the purchase price paid by the related Underwriter to the Company for the Notes (“Net Proceeds”) bears to the excess of (a) the purchase prices paid by investors to each Underwriter for the Notes (the “Public Offering Price”) over (b) Net Proceeds. The relative fault of the Company on the one hand and of the related Underwriter on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the related Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.5 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7.4 above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses and liabilities referred to in this Article 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except

[Representative]

where the indemnified party is required to bear such expenses pursuant to Section 7.4, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent such expenses are required to be paid by such indemnifying party under this Article 7. Notwithstanding the provisions of this Article 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total aggregate Public Offering Price of the Notes underwritten and distributed to the public by such Underwriter exceeds the related Net Proceeds. In the event that any expenses so paid by the indemnifying party are subsequently determined not to be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party that made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.6 The indemnity and contribution agreements contained in this Article 7 and the representations and warranties of the Company and the Seller set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by the Underwriters or on behalf of the Underwriters or any person controlling any Underwriter or by or on behalf of the Company and its respective directors or officers or any person controlling the Company and (c) acceptance of and payment for any of the Notes.

8. Termination. This Agreement shall be subject to termination by notice given to the Company and the Seller if (a) the sale of the Notes provided for herein is not consummated because of any failure or refusal on the part of the Company or the Seller to comply with the terms or to fulfill any of the conditions of this Agreement or for any reason the Company or the Seller shall be unable to perform their respective obligations under this Agreement, (b) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (c) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (d) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the Underwriters’ reasonable judgment, impracticable to market the Notes on the terms specified in this Agreement, (e) a material disruption in settlement or clearing operations shall occur or (f) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) that makes it, in the Underwriters’ reasonable judgment, impractical to market the Notes. If the Underwriters terminate this Agreement in accordance with this Article 8, the Company or the Seller will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Notes.

9. Certain Representations and Indemnities to Survive. The agreements, representations, warranties, indemnities and other statements of the Company, the Seller–or the respective officers of the Company or the Seller–and the Underwriters that are set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any

[Representative]

investigation, or statement as to the results thereof, made by the Underwriters or on the Underwriters behalf of the Underwriters or made by or on behalf of the Company or any of its officers, directors or controlling persons and will survive delivery of and payment for the Notes.

10. Notices. All communications hereunder will be in writing and effective only on receipt and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Underwriters at [Addresses]; if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at People’s Choice Home Loan Securities Corp., 7515 Irvine Center Drive, Irvine, California, 92618; or if sent to the Seller, will be mailed, delivered or telegraphed and confirmed to it at People’s Choice Funding, Inc., 7515 Irvine Center Drive, Irvine, California, 92618.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Article 7 hereof and their successors and assigns, and no other person will have any right or obligation hereunder.

12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

{Signatures appear on the following page.}

[Representative]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

Very truly yours,

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

By:
Name:
Title:

PEOPLE’S CHOICE FUNDING, INC.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

[ ] individually and as Representative on behalf of the several Underwriters

By:
Name:
Title:

SCHEDULE I

[Representative]

[Address]

[Other Underwriters]

[Addresses]

Class	Approximate Initial Note Principal Balance	Note Rate
Class 1A1	$	Adjustable Rate
Class 1A2	$	Adjustable Rate
Class 1A3	$	Adjustable Rate
Class 2A1	$	Adjustable Rate
Class Ml	$	Adjustable Rate
Class M2	$	Adjustable Rate
Class M3	$	Adjustable Rate
Class M4	$	Adjustable Rate
Class M5	$	Adjustable Rate
Class M6	$	Adjustable Rate
Class M7	$	Adjustable Rate
Class M8	$	Adjustable Rate
Class M9	$	Adjustable Rate
Class M10	$	Adjustable Rate
Class M11	$	Adjustable Rate

SCHEDULE II

People’s Financial Realty Mortgage Securities Trust, Series[            ]

Mortgage-Backed Notes, Series [            ]

Flow of Funds Analysis

Prepared by [Representative]

Closing Date:             [            ]

Cut-Off Date:             [            ]

A. Proceeds

Bond	Face Amount	Price to Public (%)	Gross Proceeds	Spread	Coupon	Accrued Interest	Gross Proceeds Plus Accrued	Underwriting Fees	Net Proceeds Including Accrued
Class 1A1	$	%	$		%	$—	$	$	$
Class 1A2						—
Class 1A3						—
Class 2A1						—
Class M1						—
Class M2						—
Class M3						—
Class M4						—
Class M5						—
Class M6						—
Class M7						—
Class M8						—
Class M9						—
Class M10						—
Class M11						—

Totals	$		$			$—	$	$	$

%

B. Flow of Funds			C. Wire Instructions:

Gross Proceeds	$
Accrued Interest		—

Gross Proceeds Plus Accrued	$

Less amounts withheld by [ ]:
Underwriting Fee	$
Pay down of [ ] warehouse line	$

Bear wire transfer to [ ] (Securities Administrator):	$

PC wire transfer to [ ] (Securities Administrator):	$

I confirm the above funds distribution with respect to the People’s Financial Realty Mortgage Securities Trust, Series [                    ] transaction

Brad Plantiko
Chief Financial Officer, People’s Choice Funding Inc.

Underwriter	Note Principal Balance of Class 1A1 Notes	Percentage of Class 1A1 Notes		Purchase Price of Class 1A1 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Note Principal Balance of Class 1A2 Notes	Percentage of Class 1A2 Notes		Purchase Price of Class 1A2 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Note Principal Balance of Class 1A3 Notes	Percentage of Class 1A3 Notes		Purchase Price of Class 1A3 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Principal Amount of Class 2A1 Notes	Percentage of Class 2A1 Notes		Purchase Price of Class 2A1 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Note Principal Balance of Class M1 Notes	Percentage of Class M1 Notes		Purchase Price of Class M1 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Note Principal Balance of Class M2 Notes	Percentage of Class M2 Notes		Purchase Price of Class M2 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Note Principal Balance of Class M3 Notes	Percentage of Class M3 Notes		Purchase Price of Class M3 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Principal Amount of Class M4 Notes	Percentage of Class M4 Notes		Purchase Price of Class M4 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Note Principal Balance of Class M5 Notes	Percentage of Class M5 Notes		Purchase Price of Class M5 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Note Principal Balance of Class M6 Notes	Percentage of Class M6 Notes		Purchase Price of Class M6 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Note Principal Balance of Class M7 Notes	Percentage of Class M7 Notes		Purchase Price of Class M7 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Note Principal Balance of Class M8 Notes	Percentage of Class M8 Notes		Purchase Price of Class M8 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Note Principal Balance of Class M9 Notes	Percentage of Class M9 Notes		Purchase Price of Class M9 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Note Principal Balance of Class M10 Notes	Percentage of Class M10 Notes		Purchase Price of Class M10 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Underwriter	Note Principal Balance of Class M11 Notes	Percentage of Class M11 Notes		Purchase Price of Class M11 Notes
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
[ ]	$		%	$
Total		$100.00%		$

Grand Total	$			$

SCHEDULE III

TIME OF SALE INFORMATION

1. Free Writing Prospectus, in the form of a [                    ] Term Sheet, filed and accepted by the Commission on [                    ], with a filing date of [                    ] and accession number [                    ].

2. Free Writing Prospectus and the related Base Prospectus, both filed and accepted by the Commission on [                    ], with a filing date of [                    ] and accession number [                    ].

3. Free Writing Prospectus, in the form of spreadsheets containing information on the Mortgage Loans in the form of collateral tape information, filed and accepted by the Commission on [                    ], with a filing date of [                    ] and accession number [                    ].

EXHIBIT A-1

CLOSING OPINION OF HUNTON & WILLIAMS LLP

EXHIBIT A-2

TAX OPINION OF HUNTON & WILLIAMS LLP

EXHIBIT A-3

10B-5 LETTER OF HUNTON & WILLIAMS LLP

EXHIBIT A-4

OPINION OF IN-HOUSE COUNSEL TO PEOPLE’S CHOICE FUNDING, INC.

EXHIBIT B-1

OPINION OF [                    ], COUNSEL TO THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

EXHIBIT B-2

OPINION OF [                    ], COUNSEL TO THE SERVICER

EXHIBIT C

OPINION OF [                    ], COUNSEL TO THE INDENTURE TRUSTEE

EXHIBIT D

UNDERWRITER CERTIFICATE TO THE COMPANY

EXHIBIT F